UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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Maiden Lane Jewelry, Ltd.

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(Name of Registrant as Specified in its Charter)

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MAIDEN LANE JEWLERY, LTD.

64 West 48th Street, Suite 1107

New York, New York 10036

(212) 840-8477

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

September 30, 2015

TO THE STOCKHOLDERS:

The purpose of this information statement is to inform the holders of record of shares of our common stock as of the close of business on the record date, August 28, 2015, that our board of directors has recommended, and that a majority of our stockholders intend to vote on September 30, 2015 to effect the following corporate transactions:

(1)	To elect three directors to serve until the next Annual Meeting or until their respective successors are duly elected and qualified;

(2)	To nominate the accounting firm of Wolinetz, Lafazan & Company, CPA's, P.C. to be Maiden Lane Jewelry, Ltd.’s independent auditors until the next annual meeting;

(3)	To transact such other business as may properly come before the Annual Meeting or any adjournment(s), postponement(s) or continuation(s) thereof.

All stockholders are cordially invited to attend the Annual Meeting in person.

THE BOARD OF DIRECTORS IS NOT SOLICITING PROXIES AND YOU ARE REQUESTED NOT TO SEND A PROXY.

By Order of the Board of Directors

/s/ Michael Wirth

Michael Wirth

Chief Executive Officer

Date: August 26, 2015

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MAIDEN LANE JEWELRY, LTD.

64 West 48th Street, Suite 1107

New York, New York 10036

(212) 840-8477

INFORMATION STATEMENT

This Information Statement is being furnished to the stockholders of Maiden Lane Jewelry, Ltd., a New York corporation (“Maiden Lane,” “MLJ” or the “Company”), at the direction of the Company’s Board of Directors and pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934. It is furnished in connection with an annual meeting of stockholders scheduled for September 30, 2015 for the purposes set forth in the accompanying Notice of Annual Meeting of stockholders.

This Information Statement and accompanying Notice of Annual Meeting of Stockholders are being mailed on or about September 2, 2015.

Record Date; Voting Securities

Only holders of record of the Company’s common stock as of August 28, 2015 shall be entitled to vote at the annual shareholders meeting on the basis of one vote for each share held. As of August 25, 2015 there were 10,494,428 shares of Maiden Lane common stock outstanding. The presence, either in person or by proxy, of a majority of the total number of shares of common stock outstanding on the Record Date is necessary to constitute a quorum and to transact such matters as come before the Annual Meeting.

As of the Record Date, principal stockholders (“Principal Stockholders”) collectively owned greater than 50% of the Company’s outstanding common stock and will vote such shares to approve the accounting firm Wolinetz, Lafazan & Company, CPA's, P.C. as Maiden Lane’s auditors for 2016 and elect as directors the three nominees listed under the caption “Election of Directors.” Since the common stock owned by the Principal Shareholders constitutes a majority of Maiden Lane’s outstanding common stock, the Board of Directors determined not to solicit proxies. All stockholders of record on the record date are entitled to attend the meeting and vote their shares personally or through their own legally constituted proxy.

WE ARE NOT ASKING YOU FOR A PROXY OR A CONSENT

AND YOU ARE REQUESTED NOT TO

SEND US A PROXY OR A CONSENT

This date of this Information Statement is August 25, 2015.

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INFORMATION STATEMENT FOR ANNUAL MEETING

OF MAIDEN LANE JEWELRY, LTD. SHAREHOLDERS

To Be Held September 30, 2015

The Board of Directors of Maiden Lane Jewelry, Ltd., furnishes this Information Statement to shareholders in connection with the annual shareholders meeting, to be held at 10:00 AM on September 30, 2015 at the offices at the Company, located at 64 West 48th Street, Suite 1107, New York, New York 10036 for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS

The business of the Company is managed under the direction of the Board of Directors. It has the responsibility for establishing broad corporate polices and for the overall performance of the Company. It is not, however, involved in operating details on a day-to-day basis. The Board is kept advised of the Company’s business through regular written reports and analyses and discussions with the Chairman and other officers of the Company. The Company’s Board of Directors currently consists of three members.

Meeting of the Board

The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters requiring the Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. There was one meeting in the fiscal year ended May 31, 2015, and in 2014, there was one meeting of the Board. The average aggregate attendance of the Directors of the Board was 100%

Three directors are to be elected at the annual meeting to hold office until the next Annual Meeting or until their successors are elected and qualified. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that another nominee will be designated by the Board of Directors to fill any such vacancy.

Votes Required

The directors nominated for election will be elected by a plurality of the votes cast, in person or by proxy, at the annual meeting. Abstentions from voting and broker “non-votes” on the election of directors will have no effect since they will not represent votes cast at the annual meeting for the purpose of electing directors.

Election of Directors

The following are the nominees and other directors of the Company who will continue in office beyond the Annual Meeting, with information including their principal occupation and other business affiliations, the year each was first elected as a director, other affiliations and each director’s or nominee’s age. The Principal Stockholders will vote FOR the election of each nominee listed below.

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Michael Wirth, 56, has served as the Chief Executive Officer of Maiden Lane Jewelry, Ltd since February 2014. Mr. Wirth has been a C-suite executive for fifteen years. During his career he has led and executed five initial public offerings of newly organized or start-up companies and has helped raise over $10 billion in equity and debt capital. Mr. Wirth has over 32 years of experience in the financial services sector and has managed over $2 billion in real estate debt and equity securities and advised on or structured over $75 billion in real estate investments and structured debt products. He currently serves as an independent director on the board of Quontic Bank and serves as the Chairman of its Executive Committee and the Audit Committee. In addition, Mr. Wirth is the President of Quiddity Group LLC, which provides strategic and business consulting services to companies in the financial services and real estate industries. Mr. Wirth was formerly the Chief Financial Officer and Executive Vice President of Kohlberg Capital Corporation, a business development company with debt and equity investments in middle market companies and, with its wholly-owned asset manager, had assets under management of over $4 billion. From 2003 to 2006, Mr. Wirth was a co-founder, Chief Financial Officer and Executive Vice President of New York Mortgage Trust that completed its initial public offering in 2004. Mr. Wirth served from 2002 to 2003 as Chief Financial Officer of Newcastle Investment Corp., a mortgage REIT. Mr. Wirth also served as a Senior Vice President of Fortress Investment Group, the external advisor of Newcastle, from 2002 to 2003. From 2000 to 2002, Mr. Wirth served as the Senior Vice President and Chief Financial Officer of Charter Municipal Mortgage Acceptance Company, a multi-family residential finance company, American Mortgage Acceptance Company, a mortgage REIT, and Aegis Realty Inc., a retail property REIT. Mr. Wirth also served as a Senior Vice President of Related Capital Company, which externally managed each of the foregoing companies from 2000 to 2002. From 1997 to 2000, Mr. Wirth served as a Vice President at CGA Investment Management, a monoline insurer of structured debt and an investor in real estate and asset-backed securities. Mr. Wirth has a “Big Four” accounting and consulting background with Deloitte (1983-1997) where he served as a National Director to the Financial Services Industry for the real estate consulting practice where he specialized in transaction, valuation and consulting services to the real estate and financial services industries. Mr. Wirth received a B.B.A. from the Robinson College of Business at Georgia State University and is a member of the American Institute of Certified Public Accountants.

Yitzchok Gurary, 31, has served as President, CFO and a director of the Company since its inception. Mr. Gurary served as CEO of the Company from inception to February 2014. From 2007 to 2011, Mr. Gurary served as Vice President of Classique Creations, LLC, a jewelry manufacturer from which MLJ currently purchases jewelry. Mr. Gurary was the owner of Ocappi, Inc., a company which sells high end bridal rings exclusively through its website; Occapi ceased operations in February 2015.  MLJ subleases office space from Ocappi, Inc. on a month to month basis. Mr. Gurary received a Master’s degree from the Rabbinical College of America in 2002.

Shalom Schwartz, 40, has served as Chairman of the Board of MLJ since its inception. Since 2007, Mr. Schwartz has been employed as a director of risk management at IDT Corporation. Mr. Schwartz received a Bachelor of Arts in Jewish Studies from the Rabbinical College of America in 1991.

There are no family relationships between any nominee and/or any executive officers of the company. Yitzchok Gurary is the son of our Director of Sales, Mordechai Gurary.

Board Meetings and Committees

Currently, the Company has no nominating committee. The entire board serves as a nominating committee. The Board of Directors has adopted a policy with regard to the consideration of any director candidates recommended by security holders. All of the current director nominees were nominated by the board.

Maiden Lane’s board of directors has a process whereby security holders may send communications to the board of directors. Such security holders may send certified letters to Michael Wirth, CEO of the Company, who shall be responsible for presenting such communication to the entire board.

MLJ has no employee stock option plans in place.

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Executive Compensation

The following is a chart of compensation paid to all executive officers of the Company.

Officer (3)	Calendar Year	Salary	Bonus
Michael Wirth(1)	2014 2013	$ 239,583 $ n/a	$0 $ n/a
Yitzchok Gurary	2014 2013	$ 92,978 $ 67,530	$0 $0
Samantha Manburg(2)	2014 2013	$ 37,961 $n/a	$ 0 $ n/a

(1)	Mr. Wirth was hired in February 2014. His annual salary increased from $250,000, to $275,000 in August 2014. This employment agreement may be terminated by either party upon sixty (60) days written notice. Upon termination by the Company for Convenience (as defined in the employment agreement), or by Mr. Wirth for Good Reason (as defined in the employment agreement), Mr. Wirth shall be entitled to salary and benefits for ninety (90) days following termination. If termination occurs by Company’s Convenience, or disability or death of Mr. Wirth, and prior to the effective date of termination, the bonus milestones were met as shown by a quarterly or annual financial statement that covers a period ending prior to or on the effective date of termination, then Mr. Wirth shall be entitled to any bonuses earned pursuant to the agreement while employed by the Company.

(2)	Samantha Manburg’s employment commenced in September 2014. Her annual salary increased from $132,500 to $142,500 in March 2015. The employment agreement may be terminated by either party upon sixty (60) days written notice.

(3)	No officer received any stock awards, option awards, non-equity incentive plan compensation, non-qualified deferred compensation earnings or any other compensation.

Directors Compensation

Directors are reimbursed for the expenses they actually incur in attending board meetings. Directors are not paid for directors meetings or committee meetings. Maiden Lane’s directors did not receive any compensation for serving as directors in the fiscal year ended May 31, 2015.

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Principal Stockholders

The following table sets forth certain information known to MLJ with respect to beneficial ownership of MLJ common stock as of August 25, 2015, the number and percentage of outstanding shares of common stock beneficially owned by each person who beneficially owns:

•	More than 5% of the outstanding shares of our common stock;
•	Each of our officers and directors;
•	All of our officers and directors as a group.

Except as otherwise noted, the persons named in this table, based upon information provided by these persons, have sole voting and investment power with respect to all shares of common stock owned by them.

Names and Address of Beneficial Owner	Number of Common Shares Beneficially Owned	% Beneficially Owned (1)

Yitzchok Gurary(2) 64 West 48th Street, Suite 1107 New York, NY 10036	2,000,000	19.06%

Michael Wirth(4) 64 West 48th Street, Suite 1107 New York, NY 10036	0	0%

Chaim Zfatman(5) 64 West 48th Street, Suite 1107 New York, NY 10036	0	0%

Shalom Schwartz(2) 64 West 48th Street, Suite 1107 New York, NY 10036	0	0%

Ayin Gimmel, Inc.(3) 583 Montgomery St. Brooklyn, NY 11225	5,950,000	56.70%

Samantha Manburg 64 West 48th Street, Suite 1107 New York, NY 10036	0	0%

	7,950,000	75.75%

All officers and directors as a group (5 people)	2,000,000	19.06%

(1)	Based of total of 10,494,428 shares outstanding as of August 25, 2015
(2)	Current director and director nominee.
(3)	The principal of Ayin Gimmel, Inc. is Levy Raskin. Mr. Raskin is the brother-in-law of Yitzchok Gurary, President of Maiden Lane Jewelry, Ltd., and the son-in-law of Mordechai Gurary, our Director of Sales.

(4)	Director nominee.
(5)	Current Director.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE.

Other than as disclosed below, there have been no transactions or proposed transactions which have materially affected or will materially affect us in which all director, executive officer or beneficial holder of more than 5% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

Ownership

Yitzchok Gurary, President and CFO of MLJ, owns 2,000,000 shares, or approximately 19.1%, of our outstanding Common Stock. The principal of Ayin Gimmel, Inc., a company which owns 5,950,000 (56.7%) shares of our Common Stock, is Levy Raskin, the brother-in-law of Mr. Gurary and the son-in-law of our Director of Sales, Mordechai Gurary..

Notes and Loans

In October 2012, Yitzchok Gurary, President and CFO of MLJ Ltd., loaned the company $74,000.  The note bears interest at a rate of 4% per annum and is due and payable December 31, 2015.  The note may be converted, at Mr. Gurary’s option, into shares of common stock at $2.00 per share. On March 6, 2015, the Company entered into a 4% $600,000 note with a maturity date of December 31, 2016 with Mr. Gurary.

From time to time, MLJ borrows money from its President, Yitzchok Gurary. As of February 28, 2015, the amount outstanding under such borrowings was $534,632. These loans are payable on demand and are non-interest bearing.

On September 15, 2014 the Company issued $30,000 of an unsecured, subordinated note bearing 11% interest with 285 detachable and freely transferable warrants per $1,000 face value and a strike price of $3.50 to Mr. Michael Raskin, a relative of the Company’s President. On August 25, 2014, the Company issued $150,000 of an unsecured, subordinated note bearing 11% interest with 285 detachable and freely transferable warrants per $1,000 face value and a strike price of $3.50 to an entity controlled by the brother of Yitzchok Gurary, President of the Company. On April 1, 2015, Yitzchok Gurary, President of the Company, loaned the Company $300,000. Such loan is payable on demand and is non-interest bearing.

Sales Agreement

On December 1, 2014, the Company entered into an agreement with its President, Yitzchok Gurary. Pursuant to this agreement, Mr. Gurary will engage in the sale of the Company’s jewelry products. As compensation, Mr. Gurary shall receive 3% of the Company’s net sales of all Aspiri engagement rings, excluding any such rings sold at an Independent Jewelers’ Organization. The term of this agreement is three months, and unless terminated, will continue to renew for successive three month periods.

Merchandise

During the nine months ended February 28, 2015 and February 28, 2014, the Company purchased approximately 28% and 68%, respectively, of its merchandise from Classique Creations LLC (“Classique”).

Office Space

We currently sublease office space on a month-to-month basis from Ocappi Inc., a company affiliated with our President, Yitzchok Gurary, at a monthly rent of $2,000.

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STOCKHOLDERS’ PROPOSALS AND NOMINATIONS

Any stockholder who desires to present proposals to the next annual meeting and to have such proposals set forth in the information statement mailed in conjunction with such annual meeting must submit such proposals to the Company not later than March 31, 2016. All stockholder proposals must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission.

In addition, the Company’s policy on stockholder nominations for director candidates requires that to be considered for next year’s slate of directors any stockholder nominations for director must be received by Michael Wirth, CEO of the Company, at the office of the Company, 64 West 48th Street, Suite 1107, New York, New York 10036, no later than March 31, 2016. The Company does not currently have a nominating committee, so the entire board will evaluate any proposed nominees using similar criteria as used for other nominees and will consider such nominees in comparison to all other nominees. The board has no obligation to nominate any such person for election.

Stockholders may write to Michael Wirth, CEO of the Company, at the Company’s office located at 64 West 48th Street, Suite 1107, New York, New York 10036, to deliver the stockholder proposals and stockholder nominations discussed above.

The principal stockholders will vote “FOR” each proposal listed below.

PROPOSAL ONE.

ELECTION OF DIRECTORS

Three Directors are to be elected at the meeting for a one-year terms ending at the 2016 Annual Meeting. The Board of Directors for election at this Annual Meeting has nominated Michael Wirth, Yitzchok Gurary, and Shalom Schwartz. With the exception of Mr. Wirth, the director nominees are presently directors of the Company.

PROPOSAL TWO.

APPROVE WOLINETZ, LAFAZAN & COMPANY, CPA’s, P.C. AS INDEPENDENT AUDITORS.

The shareholders are requested to approve Wolinetz, Lafazan & Company, CPA's, P.C. as Maiden Lane’s independent accountants for the fiscal year ending May 31, 2016.

Vote Required

Shareholders representing a majority of our outstanding common stock, including a single shareholder which holds 56.70% of our outstanding common stock, have indicated that they will vote in favor of both proposals.

The Board of Directors fixed the close of business on August 28, 2015 as the record date for determining the stockholders entitled to notice of the above noted action.

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THE COMPANY IS NOT SOLICITING PROXIES

VOTING PROCEDURES

Tabulation of Votes: Maiden Lane’s CEO, Michael Wirth, will tabulate votes cast in person at the meeting.

Effect of an Abstention and Broker Non-Votes: A shareholder who abstains from voting on any or all proposals will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions and broker non-votes will not be counted either in favor of or against the election of nominees or other proposals.

INDEPENDENT PUBLIC ACCOUNTANT

Wolinetz, Lafazan & Company, CPA's, P.C. has served as Maiden Lane’s independent public auditor since the Company’s inception. All payments to them are current. Members of Wolinetz, Lafazan & Company, CPA's, P.C. will have an opportunity to speak at the annual meeting and will be available to respond to questions.

Audit Fees

The aggregate fees billed for the year ended May 31, 2015 for professional services rendered by Wolinetz, Lafazan & Company, CPA's, P.C. for the audit of the May 31, 2015, and 2014 financial statements approximated $85,000 and $57,000, respectively.

All services provided by independent accountants were approved by the audit committee of Maiden Lane. Other than income tax preparation, Wolinetz, Lafazan & Company, CPA's, P.C. does not provide any non-audit services to the Company.

Tax Fees

In 2014, we paid, $0 for professional services rendered for tax compliance, tax advice and tax planning. We have not yet been charged for 2015.

All Other Fees

In 2014 and 2015, we paid $0 and $0, respectively, for other products and services.

Audit Committee Pre-Approval Policies and Procedures

We do not currently have an audit committee; our entire board serves as our audit committee. As such, our board, acting as an audit committee, is directly and solely responsible for oversight, engagement and termination of any independent auditor employed by the company for the purpose of preparing or issuing an audit report or related work.

The board, serving as audit committee, discusses the planning and staffing of the audit and approves in advance the engagement of the independent auditor for all audit services and non-audit services and approve the fees and other terms of any such engagement and obtains periodically from the independent auditor communications of various matters required to be discussed by various Statements on Auditing Standards, Sarbanes Oxley and other standards. The communications include a description of all relationships between the auditor and the Company that may impact auditor objectivity and independence.

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OTHER MATTERS

The Board of Directors does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. In addition to the scheduled items of business, the meeting may consider shareholder proposals and matters relating to the conduct of the meeting.

Dated: August 25, 2015

A COPY OF THE COMPANY’S FORM 10-K FOR THE PERIOD ENDING MAY 31, 2015 IS ATTACHED AND INCORPORATED INTO THIS INFORMATION STATEMENT. IF THERE ARE ANY REQUESTS FOR ANY OTHER DOCUMENTS PLEASE CONTACT:

Michael Wirth

Chief Executive Officer

Maiden Lane Jewelry, Ltd.

64 West 48th Street, Suite 1107

New York, New York 10036

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